Exhibit 99.1

Net Element Reports First Quarter 2017 Results

Revenues grow 20% year over year, strategic integrations and value-added services yield expansion into new markets

MIAMI, FL – May 15, 2017 - Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company”), a global financial technology and value-added solutions group that supports companies in accepting electronic payments in an omni-channel environment that spans across point-of-sale (POS), e-commerce and mobile devices, today reported financial results for the first quarter ended March 31, 2017 and provided an update on recent strategic and operational initiatives.

For three months ended March 31, 2017, net revenues increased 20% to $13,561,941 as compared to $11,261,059 in the prior year. The $2,300,882 increase in net revenues is primarily due to organic growth in our North America Transaction Solutions segment, which demonstrated net revenues increase of 40% as compared to the prior year:

•	North America Transaction Solutions segment: Continued organic growth of SMB merchants in this segment with emphasis on value-added offerings. Revenues for this segment continue to lead the growth for three months ended March 31, 2017 were $10,964,919, a 40% increase over the prior year.
•	Online Solutions segment: Continued organic growth in global online payment acceptance services with emphasis on value-added offerings. Revenues for this segment for three months ended March 31, 2017 were $1,740,029, a 23% increase over the prior year.
•	Mobile Solutions segment: Revenues for this segment were $856,993, a 57% decrease over the prior year. We continue to explore financing options for this business as well as expansion to markets that do not require us to advance capital to content providers prior to getting paid from mobile network operators.

Recent Highlights:

●	Unified Payments launched Multi Currency Processing (MCP) to allow online merchants to price their goods and services in over 90 local currencies and expand their global reach

●	Digital Provider expanded its Direct Carrier Billing (DCB) services to Poland and Turkey integrating its proprietary Trinity Platform with all major operators in the region such as T-Mobile and Orange, allowing access to 113.5 million mobile users in these markets

●	Unified Payments announced comprehensive Point-of-Sale (POS) program during its 2017 launch series at the annual Northeast Acquirers Association (NEAA) conference in Boston, Massachusetts

●	PayOnline launched Apple Pay support in Russia

●	Unified Payments launched payment acceptance for ReservHotel, a leading provider of travel distribution and booking solutions for hotels worldwide
●	Digital Provider announced partnership programs targeting content providers, mobile network operators and mobile application developers at GSMA Mobile World Congress 2017 in Barcelona, Spain
●	PayOnline launched Instant Credit, an innovative microcredit solution available to online consumers that can help increase conversion rates and merchants’ revenues
●	PayOnline launched payment acceptance for Sutochno.ru, the leading C2C short-term accommodation booking service in Russia

“The first quarter of the year is one of the slowest quarters of the year for processing and we remain focused on continued growth and innovation to differentiate our product offerings and provide superior products and services to our expanding customer base” commented Oleg Firer, CEO of Net Element. “We are undertaking several strategic changes in the mobile solutions segment, which should yield results in the third-quarter of this year.”

Conference Call:

The Company will host a conference call to discuss First Quarter 2017 financial results and business highlights on May 16, 2017 at 8:30 AM ET. The conference call can be accessed live over the phone by dialing +1 (877) 303-9858, or for international callers +1 (408) 337-0139, and referencing conference code 24392966. It is recommended that participants dial in approximately 10 minutes prior to the start of the 8:30AM Eastern call.

The call will also be webcast live from http://edge.media-server.com/m/p/26rnmtr5. Following completion of the call, a recorded replay of the webcast will be available on the http://www.netelement.com/en/ir website.

Results of Operations for the Three Months Ended March 31, 2017 Compared to the Three Months Ended March 31, 2016

We reported a net loss attributable to stockholders of $2,487,498, or $0.15 per share, for the three months ended March 31, 2017 as compared to a net loss attributable to stockholders of $1,847,719, or $0.16 per share, for the three months ended March 31, 2016. This resulted in an increase in net loss attributable to stockholders of $639,779 primarily as a result of higher general and administrative expenses and non-cash compensation expense offset by an improved gross margin.

Eliminating the effects of non-cash compensation, we reported an adjusted non-GAAP, Net loss attributable to Net Element, Inc. stockholders of $1,891,094 or $0.11 per share for the three months ended March 31, 2017 as compared to an adjusted non-GAAP, Net loss attributable to Net Element, Inc. stockholders of $1,486,735 or $0.13 per share for the three months ended March 31, 2016.

Net revenues consist primarily of payment processing fees. Net revenues were $13,561,941 for the three months ended March 31, 2017 as compared to $11,261,059 for the three months ended March 31, 2016. The increase in net revenue is primarily due to organic growth of merchants in our North American Transaction Solutions segment which resulted in an increase to North American Transaction Solutions segment revenue of $3,112,271, or 40% increase for the three months ended March 31, 2017 versus the three months ended March 31, 2016. Increases in our North American Transaction Solutions segment revenue were primarily due to a continued growth of SMB merchants with emphasis on value-added offerings. This was partially offset by a $1,136,511, or 57% decrease in our Mobile Solutions segment, as we continue to seek capital needed to prepay for content delivered through our platform as well as diversify to post-paid markets. Our Online Solutions segment revenue increased $325,122 (or 23%), from $1,414,907 for the three months ended March 31, 2016 to $1,740,029 for the three months ended March 31, 2017, primarily due to changes in foreign currency exchange rates.

Cost of revenues represents direct costs of generating revenues, including commissions, mobile operator fees, purchases of short numbers, interchange expense and processing fees. Cost of revenues for the three months ended March 31, 2017 were $11,459,992 as compared to $9,385,241 for the three months ended March 31, 2016. The $2,074,751 increase in cost of revenues was primarily due to a $2,808,416 increase in our North American Transaction Solutions segment due to increased volume. There was also a $263,960 increase in cost of revenues resulting from our Online Solutions segment operations primarily due to changes in foreign currency exchange rates. This was offset by a $997,625 decrease in our Mobile Solutions segment cost of revenues, which resulted from the decrease in sales for our Mobile Solutions segment for the three months ended March 31, 2017 versus the three months ended March 31, 2016.

Gross Margin for the three months ended March 31, 2017 was $2,101,949, or 15% of net revenue, as compared to $1,875,818, or 17% of net revenue, for the three months ended March 31, 2016. The $226,131 increase in gross margin was due to the increased volume of processing in our North American Transaction Solutions offset by a decrease of $138,886 in our Mobile Solutions margin caused from a decrease in business.

The following table sets forth our sources of revenues, cost of revenues and gross margins for the three months ended March 31, 2017 and 2016:

Gross Margin Analysis
	Three		Three
	Months Ended		Months Ended		Increase /
Source of Revenues	March 31, 2017	Mix	March 31, 2016	Mix	(Decrease)

North American Transaction Solutions	$10,964,919	81%	$7,852,648	70%	$3,112,271
Mobile Solutions	856,993	6%	1,993,504	18%	(1,136,511)
Online Solutions	1,740,029	13%	1,414,907	12%	325,122
Total	$13,561,941	100%	$11,261,059	100%	$2,300,882

	Three		Three
	Months Ended	% of	Months Ended	% of	Increase /
Cost of Revenues	March 31, 2017	revenues	March 31, 2016	revenues	(Decrease)

North American Transaction Solutions	$9,461,449	86%	$6,653,033	85%	$2,808,416
Mobile Solutions	816,963	95%	1,814,588	91%	(997,625)
Online Solutions	1,181,580	68%	917,620	65%	263,960
Total	$11,459,992	85%	$9,385,241	83%	$2,074,751

	Three		Three
	Months Ended	% of	Months Ended	% of	Increase /
Gross Margin	March 31, 2017	revenues	March 31, 2016	revenues	(Decrease)

North American Transaction Solutions	$1,503,470	14%	$1,199,615	15%	$303,855
Mobile Solutions	40,030	5%	178,916	9%	(138,886)
Online Solutions	558,449	32%	497,287	35%	61,162
Total	$2,101,949	15%	$1,875,818	17%	$226,131

Total operating expenses were $4,364,687 for the three months ended March 31, 2017. Total operating expenses for the three months ended March 31, 2017 consisted of general and administrative expenses of $2,831,161, non-cash compensation expenses of $596,404, provision for bad debts of $279,759, and depreciation and amortization of $657,363. Total operating expenses were $3,589,156 for the three months ended March 31, 2016, which consisted of general and administrative expenses of $2,088,313, non-cash compensation expenses of $360,984, provision for bad debts of $251,741, and depreciation and amortization of $888,118.

General and administrative expenses for the three months ended March 31, 2017 and 2016 consisted of operating expenses not otherwise delineated in our Consolidated Statements of Operations and Comprehensive Loss and include salaries and benefits, professional fees, rent, travel expense, filing fees, transaction gains, office expenses, communication expense, insurance expense, and other expenses required to run our business, as follows:

Three Months Ended March 31, 2017

Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$480,617	$123,818	$221,755	$841,520	$1,667,710
Professional fees	168,076	25,071	225,342	255,201	673,690
Rent	-	15,169	39,468	98,428	153,065
Business development	1,824	962	9,020	1,581	13,387
Travel expense	32,804	5,096	1,171	56,225	95,296
Filing fees	-	-	-	6,426	6,426
Transaction (gains) losses	-	(49,324)	3,316	1,731	(44,277)
Office expenses	52,645	2,712	17,297	75,443	148,097
Communications expenses	13,319	700	30,087	20,624	64,730
Insurance expense	-	-	-	44,107	44,107
Other expenses	1,949	-	2,152	4,829	8,930
Total	$751,234	$124,204	$549,608	$1,406,115	$2,831,161

Three Months Ended March 31, 2016

Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$393,446	$107,925	$112,773	$564,803	$1,178,947
Professional fees	163,239	1,108	83,743	276,297	524,387
Rent	-	11,086	32,092	93,066	136,244
Business development	8,770	-	24,673	-	33,443
Travel expense	41,312	3,875	2,938	8,884	57,009
Filing fees	-	-	-	16,499	16,499
Transaction (gains) losses	-	(55,533)	62,763	7,736	14,966
Office expense	19,599	2,054	11,311	29,510	62,474
Communications expense	30,160	274	4,091	23,432	57,957
Insurance expense	-	-	-	3,125	3,125
Other expenses	-	289	75	2,898	3,262
Total	$656,526	$71,078	$334,459	$1,026,250	$2,088,313

Variance

Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$87,171	$15,893	$108,982	$276,717	$488,763
Professional fees	4,837	23,963	141,599	(21,096)	149,303
Rent	-	4,083	7,376	5,362	16,821
Business development	(6,946)	962	(15,653)	1,581	(20,056)
Travel expense	(8,508)	1,221	(1,767)	47,341	38,287
Filing fees	-	-	-	(10,073)	(10,073)
Transaction (gains) losses	-	6,209	(59,447)	(6,005)	(59,243)
Office expense	33,046	658	5,986	45,933	85,623
Communications expense	(16,841)	426	25,996	(2,808)	6,773
Insurance expense	-	-	-	40,982	40,982
Other expenses	1,949	(289)	2,077	1,931	5,668
Total	$94,708	$53,126	$215,149	$379,865	$742,848

Salaries, benefits, taxes and contractor payments were $1,367,710 for the three months ended March 31, 2017 as compared to $1,178,947 for the three months ended March 31, 2016.

Segment	Salaries and benefits for the three months ended March 31, 2017	Salaries and benefits for the three months ended March 31, 2016	Increase / (Decrease)
North American Transaction Solutions	$480,617	$393,446	$87,171
Mobile Solutions	123,818	107,925	15,893
Online Solutions	221,755	112,773	108,982
Corporate Expenses & Eliminations	841,520	564,803	276,717
Total	$1,667,710	$1,178,947	$488,763

The increase in salaries of $488,763 was due primarily to the increase of Corporate expenses for a $300,000 discretionary bonus payable to our CEO and approved by the Board of directors. The bonus is payable when cash flow of the business can support the payment. Additionally, North American Transaction Solutions segment salaries increased $87,171 due to an increase in headcount and sales incentives for key employees. We also saw an increase of $108,982 and $15,893, respectively, in our Online Solutions and Mobile Solutions segments which were primarily due to the Ruble exchange rate and to a lesser extent, salary increases.

Professional fees were $673,690 for the three months ended March 31, 2017 as compared to $524,387 for the three months ended March 31, 2016.

Three Months Ended March 31, 2017

Professional Fees	North American Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$42,599	$-	$713	$33,526	$76,838
SEC Compliance Legal Fees	-	-	-	23,750	23,750
Accounting and Auditing	-	-	9,219	112,782	122,001
Tax Compliance and Planning	-	-	-	14,900	14,900
Consulting	125,477	25,071	215,410	70,243	436,201
Total	$168,076	$25,071	$225,342	$255,201	$673,690

Three Months Ended March 31, 2016

Professional Fees	North American Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$28,171	$200	$513	$24,911	$53,795
SEC Compliance Legal Fees	-	-	-	43,750	43,750
Accounting and Auditing	-	-	578	121,344	121,922
Tax Compliance and Planning	-	-	-	-	-
Consulting	105,068	908	82,652	116,292	304,920
Total	$133,239	$1,108	$83,743	$306,297	$524,387

Variance

Professional Fees	North American Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Increase / (Decrease)
General Legal	$14,428	$(200)	$200	$8,615	$23,043
SEC Compliance Legal Fees	-	-	-	(20,000)	(20,000)
Accounting and Auditing	-	-	8,641	(8,562)	79
Tax Compliance and Planning	-	-	-	14,900	14,900
Consulting	20,409	24,163	132,758	(46,049)	131,281
Total	$34,837	$23,963	$141,599	$(51,096)	$149,303

Professional fees increased by $149,303 mainly due to Online Solutions segments’ consulting fees which increased by $132,758 mainly due to an increase in portfolio management consulting.

Non-cash compensation expense from share-based compensation was $596,404 for the three months ended March 31, 2017, compared to $360,984 for the three months ended March 31, 2016. The majority of these expenses were for employee and consultant incentives in both periods.

We recorded bad debt expense of $279,759 for the three months ended March 31, 2017 as compared to $251,741 for the three months ended March 31, 2016. For the three months ended March 31, 2017, we recorded a loss which was primarily comprised of $286,943 in ACH rejects offset by a $7,184 recovery from our Russian operations. For the three months ended March 31, 2016, we recorded a loss which was primarily comprised of $263,789 in ACH rejects offset by a $12,048 recovery from our Russian operations.

Depreciation and amortization expense consists primarily of the amortization of merchant portfolios plus depreciation expense on fixed assets, client acquisition costs, capitalized software expenses, trademarks, domain names and employee non-compete agreements.  Depreciation and amortization expense was $657,363 for the three months ended March 31, 2017 as compared to $888,118 for the three months ended March 31, 2016.

Interest expense was $269,688 for the three months ended March 31, 2017 as compared to $150,438 for three months ended March 31, 2016, representing an increase of $119,250 as follows:

Funding Source	Three months ended March 31, 2017	Three months ended March 31, 2016	Increase / (Decrease)
MBF Notes	18,813	-	18,813
RBL Notes	143,058	147,784	(4,726)
Other	107,817	2,654	105,163
Total	$269,688	$150,438	$119,250

The net loss attributable to non-controlling interests amounted to $50,701 for three months ended March 31, 2017 as compared to $37,876 for the three months ended March 31, 2016.

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

To supplement its consolidated financial statements presented in accordance with United States generally accepted accounting principles ("GAAP"), the Company provides additional measures of its operating results by disclosing its adjusted net loss. Adjusted net loss is calculated as net loss excluding non-cash share based compensation and other one-time, non-recurring items not present in this year or last year results. Net Element discloses this amount on an aggregate and per share basis. These measures meet the definition of non-GAAP financial measures. The Company believes that application of these non-GAAP financial measures is appropriate to enhance the understanding of its historical performance through use of a metric that seeks to normalize period-to-period earnings.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three months ended March 31, 2017 and 2016 is presented in the following Non-GAAP Financial Measures Table.

	GAAP	Share-based Compensation	Adjusted Non-GAAP
Three Months Ended March 31, 2017
Net (loss) income attributable to Net Element Inc stockholders	$(2,487,498)	$596,404	$(1,891,094)
Basic and diluted earnings per share	$(0.15)	$0.04	$(0.11)
Basic and diluted shares used in computing earnings per share	16,476,061		16,476,061

	GAAP	Share-based Compensation	Adjusted Non-GAAP
Three Months Ended March 31, 2016
Net (loss) income attributable to Net Element Inc stockholders	$(1,847,719)	$360,984	$(1,486,735)
Basic and diluted earnings per share	$(0.16)	$0.04	$(0.13)
Basic and diluted shares used in computing earnings per share	11,293,434		11,293,434

Additional information regarding Net Element’s results for its first quarter ended March 2017 may be found in Net Element’s quarterly report on Form 10-Q, which was filed with the Security and Exchange Commission (SEC) on May 15, 2017 and may be obtained from the SEC’s Internet website at http://www.sec.gov.

About Net Element

Net Element, Inc. (NASDAQ: NETE) operates a payments-as-a-service transactional and value-added services platform for small to medium enterprise (“SME”) in the US and selected emerging markets. In the US it aims to grow transactional revenue by innovating SME productivity services such as its cloud based, restaurant point-of-sale solution Aptito. Internationally, Net Element’s strategy is to leverage its omni-channel platform to deliver flexible offerings to emerging markets with diverse banking, regulatory and demographic conditions such as UAE, Kazakhstan, Kyrgyzstan and Azerbaijan where initiatives have been recently launched. Further information is available at www.netelement.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, whether the Company will experience growth on a go forward basis, whether Net Element can secure any additional financing and if such additional financing will be adequate to meet the Company's objectives. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) Net Element's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element's ability to successfully expand in existing markets and enter new markets; (iv) Net Element's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element's business; (viii) changes in government licensing and regulation that may adversely affect Net Element's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element's business; (x) Net Element's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of further U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Contact:

Net Element, Inc.

media@netelement.com

+1 (786) 923-0502

NET ELEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$813,081	$621,635
Accounts receivable, net	6,724,985	7,126,429
Prepaid expenses and other assets	1,686,126	1,467,897
Total current assets, net	9,224,192	9,215,961
Fixed assets, net	113,908	117,295
Intangible assets, net	3,466,408	3,589,850
Goodwill	9,643,752	9,643,752
Other long term assets	536,512	742,810
Total assets	22,984,772	23,309,668

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	8,337,673	7,510,113
Accrued expenses	5,366,887	5,518,823
Deferred revenue	910,019	1,355,972
Notes payable (current portion)	719,564	808,976
Due to related parties	356,200	299,004
Total current liabilities	15,690,343	15,492,888
Notes payable (net of current portion)	3,844,115	3,755,383
Total liabilities	19,534,458	19,248,271

STOCKHOLDERS' EQUITY
Series A Convertible Preferred stock ($.0001 par value, 1,000,000 shares authorized, no shares issued and outstanding at March 31, 2017 and December 31, 2016)	-	-
Common stock ($.0001 par value, 400,000,000 shares authorized and 17,527,466 and 15,353,494 shares issued and outstanding at March 31, 2017 and December 31, 2016)	1,753	1,535
Paid in capital	165,833,480	163,918,685
Accumulated other comprehensive loss	(2,474,513)	(2,486,616)
Accumulated deficit	(159,930,083)	(157,442,585)
Noncontrolling interest	19,677	70,378
Total stockholders' equity	3,450,314	4,061,397
Total liabilities and stockholders' equity	$22,984,772	$23,309,668

NET ELEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three months ended March 31,
	2017	2016

Net revenues
Service fees	$12,729,663	$9,363,820
Branded content	832,278	1,897,239
Total revenues	13,561,941	11,261,059

Costs and expenses:
Cost of service fees	10,650,748	7,598,184
Cost of branded content	809,244	1,787,057
General and administrative	2,831,161	2,088,313
Non-cash compensation	596,404	360,984
Bad debt expense	279,759	251,741
Depreciation and amortization	657,363	888,118
Total costs and operating expenses	15,824,679	12,974,397
Loss from operations	(2,262,738)	(1,713,338)
Interest expense, net	(269,688)	(150,438)
Other expense, net	(5,773)	(21,819)
Net loss before income taxes	(2,538,199)	(1,885,595)
Income taxes	-	-
Net loss	(2,538,199)	(1,885,595)
Net loss attributable to the noncontrolling interest	50,701	37,876
Net loss attributable to Net Element, Inc. stockholders	(2,487,498)	(1,847,719)
Foreign currency translation	12,103	(29,741)
Comprehensive loss attributable to Net Element, Inc. stockholders	$(2,475,395)	$(1,877,460)

Loss per share - basic and diluted	$(0.15)	$(0.16)

Weighted average number of common shares outstanding - basic and diluted	16,476,061	11,293,434

NET ELEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities
Net loss attributable to Net Element, Inc. stockholders	$(2,487,498)	$(1,847,719)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Non controlling interest	(50,701)	(37,876)
Share based compensation	596,404	360,984
Deferred revenue	(445,953)	(171,908)
Depreciation and amortization	657,363	888,118
Non cash interest	46,135	-
Changes in assets and liabilities
Accounts receivable	510,498	436,453
Prepaid expenses and other assets	(231,755)	334,291
Accounts payable and accrued expenses	449,284	(909,344)
Net cash used in operating activities	(956,223)	(947,001)

Cash flows from investing activities
Purchase of portfolio and client acquisition costs	(403,585)	(396,819)
Purchase of fixed, intangible and other assets	355	-
Net cash used in investing activities	(403,230)	(396,819)

Cash flows from financing activities
Proceeds from common stock	1,437,132
Proceeds from indebtedness	92,000	75,000
Repayment of indebtedness	(92,680)	-
Related party advances	57,159	910,045
Net cash provided by financing activities	1,493,611	985,045

Effect of exchange rate changes on cash	57,288	57,537
Net increase (decrease) in cash	191,446	(301,238)

Cash at beginning of period	621,635	503,343
Cash at end of period	$813,081	$202,105

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$166,394	$150,438
Taxes	$64,314	$86,770